EXHIBIT 99.1

                            AMERICAN RIVER BANKSHARES



                       Solicited by the Board of Directors

                     for the Special Meeting of Shareholders

                              on November 23, 2004



        The undersigned holder of common stock acknowledges receipt of a copy of the notice of special meeting of shareholders of American River Bankshares and the accompanying joint proxy statement-prospectus dated October 22, 2004, and revoking any proxy heretofore given, hereby constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the special meeting of shareholders of American River Bankshares, to be held at the administrative office of American River Bankshares at 1545 River Park Drive, Suite 107, Sacramento, California, on November 23, 2004 at 5:30 p.m. or at any postponements or adjournments thereof, upon the following items as set forth in the notice of meeting and joint proxy statement-prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof.


        UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:

        1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of July 8, 2004, among American River Bankshares, American River Bank and Bank of Amador and the transactions contemplated by the Agreement and Plan of Reorganization and Merger, including the merger of Bank of Amador into American River Bank.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN


        2. To approve the adjournment of the special meeting for any permitted purpose, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes required to approve the merger as of the date of the special meeting.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 SET FORTH ABOVE. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2 SET FORTH ABOVE.

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SHAREHOLDER(S)                              No. of Common Shares _____________

_______________________________

_______________________________



Date: _________________, 2004       Please date and sign exactly as your name(s)
                                    appear(s). When signing as attorney,
                                    executor, administrator, trustee, or
                                    guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN
                                    TO ATTEND THIS MEETING, PLEASE SIGN AND
                                    RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN
                                    THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                            I/we do [ ] or do not [ ] expect to
                                            attend this meeting.

           THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.